Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-215265) pertaining to the Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan and the Hilton Grand Vacations Inc. 2017 Stock Plan for Non-Employee Directors of our report dated March 2, 2017, with respect to the consolidated financial statements of Hilton Grand Vacations Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/	Ernst & Young LLP
Certified Public Accountants

Orlando, Florida

March 2, 2017